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________________________________________________________________________


                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.   20549




                               FORM 8-K



                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  September 16, 2004




                              VersarInc.
_________________________________________________________________________
        (Exact Name of Registrant as Specified in its Charter)



       Delaware                 1-9309                54-0852979
    (State or Other        (Commission File          (IRS Employer
     Jurisdiction)              Number)           Identification No.)



            6850 Versar Center, Springfield, Virginia 22151
               (Address of Principal Executive Offices)



                            (703) 750-3000
         (Registrant's Telephone Number, Including Area Code)



                            Not Applicable
     (Former Name or Former Address, if Changed Since Last Report)



________________________________________________________________________

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Item 2.02.  Results of Operations and Financial Condition

      In accordance with SEC Release No. 33-8255, the following information is furnished.

     On September 15, 2004, Versar, Inc. announced via press release the Company's results for its fourth quarter ended June
30,  2004.   A  copy of the Company's press release  is  attached
hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.


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                              SIGNATURES





    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                            		VERSAR, INC.





Date:  September 16, 2004    		By


						/S/ Lawrence W. Sinnott
                        		_______________________________
                                    Lawrence W. Sinnott
                                    Senior Vice President, Chief
                            		Financial Officer and Treasurer
                                    (Principal Financial Officer)

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                          Exhibit 99.1

FOR IMMEDIATE RELEASE:              Wednesday, September 15, 2004

  Versar Announces Solid Year End Results along with Its Fifth
                 Consecutive Profitable Quarter

Springfield, VA, Wednesday, September 15, 2004 VERSAR, Inc. (Amex: VSR) today announced positive financial results for the fiscal year ending June 30, 2004. Net income for fiscal year 2004 was $1,191,000 or $0.16 per share compared to a loss of $1,008,000, $0.14 per share or approximately a $2.2 million or a $.40 per share improvement over last year. Operating income increased in fiscal year 2004 by $1,015,000 over the prior fiscal year on gross revenue of $60,454,000, a 6% increase compared to gross revenue for the prior fiscal year. The improved financial results are the result of last year's restructuring program along with rebuilding the Company for future growth.

Versar finished the year with a funded backlog of $46 million, a 44% increase over that reported at the end of the prior fiscal year. In addition, total contract backlog (backlog the Company expects to book with existing unfunded multi-year contracts) increased to an all time high of $370 million. This was due to the award of several new large, multi-year contracts as well as winning all of its contracts that were up for re-compete in fiscal year 2004.

Versar's balance sheet was strengthened so that as of June 30, 2004, the Company completely repaid its line of credit and held approximately $817,000 in cash. Versar now has approximately $6 million of working capital for future business growth. The Company's equity has now exceeded $10 million and the balance sheet ratios exceed industry averages.

Gross revenue for the fourth quarter was $17,431,000, a 21% increase over the same quarter of fiscal year 2003. Net income for the fourth quarter was $461,000 or $0.06 per share compared to $519,000 or $0.07 per share for the fourth quarter the previous year. The slight drop in profitability in the fourth quarter 2004 was due to unplanned costs as a result of new regulatory requirements in the Company's chemical and biological laboratories.

Dr. Ted Prociv, President and CEO of Versar said "The operational and financial results for fiscal year 2004 create a strong foundation for future success. The results of our restructuring and focus on the federal marketplace have led to a new, directed organization which will allow us to take advantage of the tremendous business opportunities in the infrastructure and national security marketplaces. Five profitable quarters, a growing backlog and strengthened balance sheet, now enables Versar to focus on growth; both on the top and bottom line."

Versar, Inc., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. Versar operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a B2B portal for homeland defense products and services, http://www.nbcprotect.com and http://www.dtaps.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2004.

Contact:             James Dobbs (703) 642-6712
                     Email:  jdobbs@versar.com

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                  VERSAR, INC. AND SUBSIDIARIES
              Consolidated Statements of Operations
            (In thousands, except per share amounts)


                                            Years Ended June 30,
                                   _____________________________________
                                      2004         2003         2002
                                   ___________  ___________  ___________


GROSS REVENUE . . . . . . . . . .  $   60,454   $   57,097   $   67,988
  Purchased services and
    materials, at cost. . . . . .      26,482       21,917       29,799
                                   ___________  ___________  ___________

NET SERVICE REVENUE . . . . . . .      33,972       35,180       38,189

  Direct costs of services and
    overhead. . . . . . . . . . .      27,231       28,349       31,254
  Selling, general and
    administrative expenses . . .       5,464        5,769        6,316
  Non-recurring charge. . . . . .         ---          800          ---
                                   ___________  ___________  ___________

OPERATING INCOME. . . . . . . . .       1,277          262          619

OTHER EXPENSE
  Interest expense. . . . . . . .         153          166          203
  Income tax (benefit) expense. .         (67)       1,104          257
                                   ___________  ___________  ___________

INCOME (LOSS) FROM CONTINUING
  OPERATIONS. . . . . . . . . . .       1,191       (1,008)         159

LOSS FROM DISCONTINUED OPERATIONS
  (net of tax). . . . . . . . . .  ___________  ___________  ___________

NET INCOME (LOSS) . . . . . . . .  $    1,191   $   (1,008)  $       79
                                   ===========  ===========  ===========

INCOME (LOSS) PER SHARE FROM
  CONTINUING OPERATIONS -
  BASIC AND DILUTED . . . . . . .  $      .16   $     (.14)  $      .02
                                   ===========  ===========  ===========

LOSS PER SHARE FROM
  DISCONTINUED OPERATIONS -
  BASIC AND DILUTED . . . . . . .  $      ---   $      ---   $     (.01)
                                   ===========  ===========  ===========

NET INCOME (LOSS) PER SHARE -
  BASIC AND DILLUTED. . . . . . .  $      .16   $     (.14)  $      .01
                                   ===========  ===========  ===========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING - BASIC. . .       7,360        7,231        6,709
                                   ===========  ===========  ===========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING - DILUTED. .       7,675        7,231        6,998
                                   ===========  ===========  ===========


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